EXHIBIT 10b
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                             AMENDMENT TO THE
                           AMERICAN BRANDS, INC.
                          1986 STOCK OPTION PLAN
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     1.  Paragraph (d) of Section 5 is hereby amended in its entirety as follows:

          (d) If a Participant's employment with the Company terminates other than by reason of the Participant's death, disability or retirement under a retirement plan of the Company, the Participant's Option shall terminate and cease to be exercisable except as otherwise provided in paragraph (b) of Section 10. If a Participant's employment with the Company terminates by reason of death, disability or retirement under a retirement plan of the Company, the Participant's Option shall continue to be exercisable until the expiration date stated in the option, provided that a Nonqualified Stock Option may be exercised within one year from the date of death even if later than such expiration date. If the terms of an Option provide for its expiration prior to ten years from its date of grant, the Committee may at any time extend the expiration date of the Option but not beyond ten years from its date of grant.